Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-282589, 333-264325 and 333-268831) and S-8 (333-258807 and 333-268518) of TAO Synergies, Inc., of our report dated March 31, 2026 relating to our audit of the financial statements of TAO Synergies, Inc as of December 31, 2025 and for the year then ended which appears in this Form 10-K.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

March 31, 2026